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                                                                    EXHIBIT 10.3


                DIRECTORS AND OFFICERS' INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (the "Agreement") dated as of the 4th day of May, 2006.

B E T W E E N:

                  *
                  of the City of *, in the
                  Province of *

                  (hereinafter referred to as the "Indemnified Party"),

                                                              OF THE FIRST PART,

                  - and -

                  KINROSS GOLD CORPORATION
                  a corporation existing under the laws
                  of Ontario

                  (hereinafter referred to as the "Corporation"),

                                                              OF THE SECOND PART
WHEREAS:

(a) the Corporation desires to attract and retain the services of highly qualified individuals such as the Indemnified Party to serve as directors and/or officers of the Corporation;

(b) in order to attract such individuals the Corporation desires to provide them with the maximum protection permitted by applicable law against liabilities they may incur in their capacities as directors and/or officers of the Corporation or in any other capacity in which they may act at the request of the Corporation;

(c) the Corporation desires to provide the Indemnified Party with such maximum protection.

         NOW THEREFORE in consideration of the premises, the payment by each party to the other of the sum of $1.00 in lawful money of Canada (receipt of which is hereby acknowledged), the respective covenants of each party set forth in this Agreement and other good and valuable consideration (the sufficiency of which is acknowledged), the parties hereby agree as follows:

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SECTION 1         DEFINITIONS

         In this Agreement:

         "ACT" means the Business Corporations Act (Ontario), as in force from time to time during the term of this Agreement;

         "AGENT" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, body corporate, employee benefit plan or other entity or enterprise (the Corporation and such other corporation, partnership, joint venture, trust, body corporate, employee benefit plan or other entity or enterprise being hereinafter referred to as the "Subject Entity");

         "BOARD" means the board of directors of the Corporation;

         "EXPENSES" means, without limitation, lawyers' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement, the Act or otherwise; and

         "PROCEEDING" means any threatened, pending, contemplated or completed action, suit or proceeding, whether a civil, criminal, administrative, investigative or other proceeding, including any appeal therefrom, to which the Indemnified Party is or was a party or is threatened to be made a party by reason of the fact that the Indemnified Party is or was an Agent of the Corporation or by reason of anything done or not done by him in such capacity.

SECTION 2         AGREEMENT TO SERVE

         In consideration of the protection afforded by this agreement, the Indemnified Party agrees to serve as a director and/or an officer of the Corporation, provided that nothing in this Agreement shall prohibit the Indemnified Party from resigning as such at any time. If the Indemnified Party is an employee or agent of the Corporation, nothing contained in this Agreement is intended to create, and shall not create, in the Indemnified Party any right to continued employment.

SECTION 3         INDEMNIFICATION

(1) INDEMNITY. The Corporation shall indemnify the Indemnified Party, effective from the date the Indemnified Party was first elected to the Board or appointed an officer of the Corporation, against any and all Expenses, judgments, fines, penalties, settlements and any other amounts actually and reasonably incurred by the Indemnified Party in connection with any Proceeding to the full extent permitted by the Act if,

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              (a)          the Indemnified Party acted honestly and in good
                           faith with a view to the best interests of the Subject Entity; and

              (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his or her conduct was lawful (such sections 3(1)(a) and (b) being herein collectively referred to as the "Conditions").

         No determination in any Proceeding against the Indemnified Party by judgment, order, settlement (with or without court approval) or conviction shall, of itself, create a presumption that the Indemnified Party did not meet the Conditions.

         Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Indemnified Party is, by reason of the Indemnified Party's corporate status with respect to the Corporation or Agent, a witness or otherwise participates in any action, suit or proceeding at a time when the Indemnified Party is not a party in the action, suit or proceeding, the Corporation shall indemnify the Indemnified Party against all expenses (including Expenses) actually and reasonably incurred by the Indemnified Party or on the Indemnified Party's behalf in connection therewith.

         The Indemnified Party shall be presumed to be entitled to indemnification under this Agreement upon notice pursuant to Section 3(2), and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

(2) NOTICE AND CO-OPERATION BY THE INDEMNIFIED PARTY. The Indemnified Party shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of the commencement or the threatened commencement of any Proceeding against the Indemnified Party for which indemnification will or could be sought under this Agreement, including with such notice such documentation and information as is reasonably available to the Indemnified Party and is reasonably necessary to determine whether and to what extent the Indemnified Party is entitled to indemnification. In addition, the Indemnified Party shall co-operate with the Corporation regarding such Proceeding as the Corporation may reasonably require and as shall be within the Indemnified Party's power. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnified Party has requested indemnification. Notice to the Corporation shall be directed to the Chairman of the Board of the Corporation or if the Indemnified Party is the Chairman of the Board, to the Chief Executive Officer of the Corporation, at the address set-out below (or such other address as the Corporation

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         shall designate in writing to the Indemnified Party). The failure to promptly notify the Corporation of the commencement of the Proceeding, or the Indemnified Party's request for indemnification, will not relieve the Corporation from any liability that it may have to the Indemnified Party hereunder, except to the extent the Corporation is prejudiced in its defense of such Proceeding as a result of such failure.

(3) PROCEDURE. Subject to the provisions of section 4 as to the advancement of Expenses, any indemnification provided for in this section 3 shall be paid no later than 45 days after receipt of written request of the Indemnified Party. If a claim under this Agreement, the Act, or any other statute, or any provision of the Corporation's articles or by-laws providing for indemnification is not paid in full by the Corporation within 45 days after a written request for payment thereof has first been received by the Corporation, the Indemnified Party may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to section 14 of this Agreement, the Indemnified Party shall also be entitled to be paid the Expenses of bringing such action. The Corporation shall have as a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that the Indemnified Party has not satisfied the Conditions. The burden of proving such defence shall be on the Corporation and the Indemnified Party shall be entitled to receive advances of Expenses pursuant to section 4 hereof unless and until it shall be finally adjudicated by court order or judgment from which no further right of appeal exists that such defence is available to the Corporation. It is the parties' intention that if the Corporation contests the Indemnified Party's right to indemnification, the question of the Indemnified Party's right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including the Board, any committee or subgroup of the Board, independent legal counsel or the Corporation's shareholders) to have made a determination that indemnification of the Indemnified Party is proper in the circumstances because the Indemnified Party has met the Conditions, nor an actual determination by the Corporation (including the Board, any committee or subgroup of the Board, independent legal counsel, or the Corporations shareholders) that the Indemnified Party has not met the Conditions, shall create a presumption that the Indemnified Party has or has not met the Conditions.

(4) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to section 3(2) hereof, the Corporation has directors', officers', employees' and/or agents' liability insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnified Party, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

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(5)      SELECTION OF COUNSEL. In the event the Corporation shall be obligated under this Section 3 to indemnify the Indemnified Party, the Corporation shall be entitled to assume the defence of such Proceeding upon the delivery to the Indemnified Party of written notice of its election so to do. After delivery of such notice and the retention of counsel by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees of counsel subsequently incurred by the Indemnified Party with respect to the same Proceeding, provided that (i) the Indemnified Party shall have the right to employ his or her own counsel in any such Proceeding at the Indemnified Party's expense; and (ii) if (A) the employment of counsel by the Indemnified Party has been previously authorized by the Corporation, (B) the Indemnified Party shall have been advised in a written opinion of counsel acceptable to the Corporation, acting reasonably, addressed to the Indemnified Party and to the Corporation stating that there may be a conflict of interest between the Corporation and the Indemnified Party in the conduct of any such defence, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses (including Expenses) of the Indemnified Party's counsel shall be borne by the Corporation.

(6) INCOME TAX. Should any payment made to the Indemnified Party pursuant to this Agreement be deemed by any taxation authority in any jurisdiction to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Corporation shall pay such greater amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after payment of or withholding for such tax, is equal to the amount of the actual cost, expense or liability incurred by or on behalf of the Indemnified Party, such that this Agreement shall serve to indemnify the Indemnified Party against all liability for any and all such taxes.

SECTION 4         ADVANCES OF EXPENSES

         The Corporation shall advance all Expenses incurred by the Indemnified Party in connection with the investigation, defence, settlement or appeal of any Proceeding prior to the final disposition thereof upon receipt by the Corporation of an undertaking by or on behalf of the Indemnified Party to repay the Corporation such advanced amounts if it shall be determined ultimately that the Indemnified Party is not entitled to be indemnified by the Corporation hereunder and provided that the Indemnified Party offers reasonable proof of the Indemnified Party's ability to repay such advanced amounts under such circumstances and if it is not then contrary to applicable law for the Corporation to do so. Notwithstanding the foregoing, however, such advances shall not be made if it is determined (i) by a majority vote of a quorum of disinterested directors of the Board (or by independent legal counsel, if such a quorum is not obtainable); or (ii) by a court of competent jurisdiction that the Indemnified Party acted in bad faith or deliberately breached his duty to the Corporation and its shareholders and, as a result, it is more likely than not that the Indemnified Party

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will not be entitled to indemnification under the terms of this Agreement. The advances of Expenses to be made hereunder shall be paid by the Corporation to the Indemnified Party within 30 days following delivery of a written request therefor by the Indemnified Party to the Corporation.

SECTION 5         ADDITIONAL INDEMNIFICATION RIGHTS: NON-EXCLUSIVITY

(1) SCOPE. Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnified Party to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Act, the Corporation's articles, the Corporation's by-laws or by other statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of an Ontario corporation to indemnify an Agent, such changes shall, without any formality, be within the purview of the Indemnified Party's rights and the Corporation's obligations under this Agreement. In the event of any change in applicable law, statute or rule which narrows the right of an Ontario corporation to indemnify an Agent such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(2) NON-EXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnified Party may be entitled under the Corporation's articles, its by-laws, any other agreement by which the Corporation is bound, any vote of shareholders or disinterested directors, the Act or otherwise.

(3) PARTIAL INDEMNIFICATION. If the Indemnified Party is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or settlements actually or reasonably incurred by the Indemnified Party in the investigation, defence, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for that portion for which the Indemnified Party is entitled to indemnification.

SECTION 6         MUTUAL ACKNOWLEDGEMENT

         Both the Corporation and the Indemnified Party acknowledge that in certain instances applicable law or public policy may prohibit the Corporation from indemnifying the Indemnified Party under this Agreement or otherwise. The Indemnified Party understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the regulatory authorities to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify the Indemnified Party.

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SECTION 7         SETTLEMENT

(1) DETERMINATION OF SETTLEMENT TERMS. The Corporation shall be entitled to settle any Proceeding against the Indemnified Party for which indemnity is sought by the Indemnified Party hereunder on terms and conditions determined by the Corporation, provided that:

                  (i) the settlement does not involve any obligation or liability of the Indemnified Party other than the payment of a monetary amount;

                  (ii) the Indemnified Party is indemnified in full against payment of such monetary amount together with all related Expenses, whether or not such Expenses would otherwise be payable hereunder;

                  (iii) the settlement is expressly stated to be made by the Corporation on behalf of the Indemnified Party, without any admission of liability by the Indemnified Party; and

                  (iv) the Indemnified Party receives a full and complete release in respect of the Proceeding.

(2) INDEMNIFIED PARTY CO-OPERATION. Provided that all of the conditions referred to in section 7(1) are met, the Indemnified Party shall execute all documents and do such other things as are reasonably requested by the Corporation to give effect to a settlement referred to in section 7(1).

SECTION 8         DIRECTORS' AND OFFICERS' LIABILITY INSURANCE AND SUBROGATION

The Corporation shall maintain a policy or policies of insurance with reputable insurance companies providing the Agents of the Corporation with coverage from losses from wrongful acts, or to insure the Corporation's performance of its indemnification obligations under this Agreement. From time to time, the Corporation may make a good faith determination whether or not it is practicable for the Corporation to maintain such a policy or policies. Among other considerations the Corporation will weigh the costs of monitoring or obtaining such insurance coverage against the protection afforded by such coverage. In all policies of Agents' liability insurance, the Indemnified Party shall be named as an insured in such a manner as to provide the Indemnified Party the same rights and benefits as are accorded to the most favourably insured of the Corporation's directors, if the Indemnified Party is a director. Notwithstanding the foregoing, the Corporation shall have no obligation to maintain (or obtain) such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are too high, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Indemnified Party is covered by similar insurance maintained by a subsidiary or parent of the Corporation. In the event the Corporation ceases to maintain the coverage contemplated in this section, it

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shall forthwith provide a notice in writing to the Indemnified Party.

In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by the Indemnified Party in connection with such subrogation.

SECTION 9         SEVERABILITY

         If any section, paragraph, clause or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such determination shall not affect or impair and shall not be deemed to affect or impair the validity, legality or enforceability of any other section, paragraph, clause or other provision hereof and each such section, paragraph, clause or other provision shall be interpreted in such a manner as shall render them valid, legal and enforceable to the greatest extent permitted by applicable law.

SECTION 10        EXCEPTIONS

         Notwithstanding any other provision herein to the contrary, pursuant to the terms of this Agreement the Corporation shall not be obligated:

         (i) EXCLUDED ACTS. to indemnify the Indemnified Party for any acts or omissions or transactions from which an officer may not be relieved of liability as set forth in the Act; or

         (ii) CLAIMS INITIATED BY THE INDEMNIFIED PARTY. to indemnify or advance Expenses to the Indemnified Party with respect to proceedings or claims initiated or brought voluntarily by the Indemnified Party and not by way of defence, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Act or any other statute or law unless such proceedings or claims were authorized or consented to by the Board; or

         (iii) LACK OF GOOD FAITH. to indemnify the Indemnified Party for any Expenses incurred by the Indemnified Party with respect to any Proceeding instituted to enforce or interpret this Agreement, if a court of competent jurisdiction determines that any of the material assertions made by the Indemnified Party in such proceedings was not made in good faith or was frivolous; or

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         (iv)     INSURED CLAIMS. to indemnify the Indemnified Party for
                  expenses or liabilities of any type whatsoever which have been paid directly to the Indemnified Party by an insurance carrier under a policy of Agents' liability insurance maintained by the Corporation; or

         (v) INSIDER TRADING/TIPPING VIOLATION(S). to indemnify the Indemnified Party on account of any proceeding with respect to which final judgment is rendered against the Indemnified Party for, including, but not limited to, payment or an accounting of profits arising from the purchase or sale by the Indemnified Party of securities in violation of any laws regulating insider trading or tipping; or

         (vi) NON-COMPETE AND NON-DISCLOSURE. to indemnify the Indemnified Party in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnified Party may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any; or

         (vii) CERTAIN SETTLEMENT PROVISIONS. the Corporation shall have no obligation to indemnify the Indemnified Party under this Agreement for amounts paid in settlement of any Proceeding without the Corporation's prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any Proceeding in any manner that would impose any fine or other obligation on the Indemnified Party without the Indemnified Party's prior written consent, which shall not be unreasonably withheld; or

         (viii) OTHER INDEMNIFICATION. to indemnify the Indemnified Party for Expenses for which the Indemnified Party is indemnified by the Corporation otherwise than pursuant to this Agreement.

SECTION 11        EFFECTIVENESS OF AGREEMENT; CONTINUATION OF INDEMNITY

(1) EFFECTIVENESS. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to applicable law or court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

(2) CONTINUATION. The indemnification and advancement of Expenses by the Corporation to the Indemnified Party provided for under this Agreement shall survive and continue after termination of the Indemnified Party as an officer, director, employee or other agent as to any acts or omissions by the Indemnified Party while serving in such capacity.

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SECTION 12        COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

SECTION 13        SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon the Corporation and its successors and assigns, and shall enure to the benefit of the Indemnified Party and the Indemnified Party's estate, heirs, legal representatives and assigns.

SECTION 14        LEGAL EXPENSES

         If any action is instituted by the Indemnified Party under this Agreement to enforce or interpret any of the terms hereof, the Indemnified Party shall be entitled to be paid all court costs and expenses, including the reasonable fees of counsel, incurred by the Indemnified Party with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that any of the material assertions made by the Indemnified Party as a basis for such action were not made in good faith or were frivolous.

SECTION 15        NOTICES

         All notices, requests and other communications hereunder shall be in writing, and shall be delivered by courier or other means of personal service, or sent by telecopy or mailed first class, postage prepaid, by registered mail, return receipt requested, in all cases, addressed to:

Indemnified Party:         *

Corporation:      Kinross Gold Corporation
                  52nd Floor, Scotia Plaza
                  40 King Street West
                  Toronto, ON  M5H 3Y2

                  Attention:  Geoffrey P. Gold
                  Facsimile:  (416) 363-6622

         All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address.

SECTION 16        CONSENTS TO JURISDICTION

         Any and all legal proceedings to enforce this Agreement, whether in contract, tort, equity or otherwise, shall be brought in the appropriate court in the Province of Ontario, and the parties hereto hereby agree to attorn to the jurisdiction of the court in the Province of Ontario and waive any claim or defence

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that such forum is not convenient or proper. The Corporation and the
Indemnified Party each hereby agrees that any court shall have IN PERSONAM jurisdiction over it, consents to service of process in any manner prescribed in section 15 or in any other manner authorized by Ontario law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

SECTION 17        ENTIRE AGREEMENT

         This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superceded by this Agreement.

SECTION 18        MODIFICATION AND WAIVER

         No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SECTION 19        ENFORCEMENT

         The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by the Indemnified Party for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to the Indemnified Party, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy the Indemnified Party may have at law or in equity with respect to breach of this Agreement, the Indemnified Party shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

SECTION 20        GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario as applied to contracts between Ontario residents entered into and performed entirely within Ontario.

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SECTION 21        COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                        KINROSS GOLD CORPORATION


                                        By:   __________________________________


                                        By:   __________________________________


Signed, sealed and delivered         )
       in the presence of            )
                                     )
____________________________________ )        __________________________________
Witness                              )        *